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                                                                     EXHIBIT 4.4

                    _______________________________________



                              AK STEEL CORPORATION

                                  ____________



                             SUPPLEMENTAL INDENTURE

                         Dated as of December 11, 1996

                                       to

                                   INDENTURE

                           Dated as of April 1, 1994


                                 _____________


                             THE BANK OF NEW YORK,
                                   as Trustee


                    _______________________________________
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                             SUPPLEMENTAL INDENTURE


     THIS SUPPLEMENTAL INDENTURE is dated as of December 11, 1996 among AK STEEL CORPORATION, a Delaware corporation ("AK Steel"), AK STEEL HOLDING CORPORATION,
                                      --------
a Delaware corporation, as Guarantor ("Holding"), and THE BANK OF NEW YORK, a
                                       -------
New York banking corporation, as Trustee (the "Trustee").
                                               -------

                             W I T N E S S E T H :

     WHEREAS, AK Steel, Holding and the Trustee are parties to an Indenture dated as of April 1, 1994 as heretofore amended by a Supplemental Indenture dated as of September 21, 1994 (as so amended, the "Indenture"); and
                                                    ---------

     WHEREAS, AK Steel, Holding and the Trustee desire to amend the Indenture pursuant to Section 9.1 thereof to cure an ambiguity therein; and

     WHEREAS, AK Steel has represented to the Trustee that all conditions precedent to the execution and delivery of this Supplemental Indenture have been satisfied;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective as of the date hereof, Section 4.12 of the Indenture is hereby amended by adding at the end of said section the following sentence:

"For the avoidance of ambiguity, it is understood that Liens referred to in clauses (a) through (j) of this Section 4.12 may secure, in addition to the principal of and premium (if any) on Debt referred to in such clauses, interest and all other Obligations on and in respect of such Debt."

     2. The Trustee accepts the amendment of the Indenture affected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture, as hereby amended, and the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture and shall incur no liability or responsibility in respect of the validity thereof.

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     3.  AK Steel and Holding agree, jointly and severally, to indemnify the
Trustee and hold the Trustee harmless from and against any and all liabilities, losses, damages, claims or actions to which the Trustee may become subject as a result of or in connection with the execution of this Supplemental Indenture and the amendment of the Indenture pursuant hereto, and will reimburse the Trustee for any legal or other expenses reasonably incurred by the Trustee in connection with investigating or defending any such liability, loss, damage, claim or action.

     4. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

     5. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     6. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     7. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          AK STEEL CORPORATION
Attest:


/s/ JOHN G. HRITZ                         By:  /s/ RICHARD E. NEWSTED
--------------------------                    -----------------------
John G. Hritz,                                Name:  Richard E. Newsted
 Secretary                                    Title: Senior Vice President,
                                                     Chief Financial Officer



                                          AK STEEL HOLDING CORPORATION, as
                                          Guarantor

Attest:


/s/ JOHN G. HRITZ                         By: /s/ RICHARD E. NEWSTED
--------------------------                    ----------------------
John G. Hritz,                                Name:  Richard E. Newsted
 Secretary                                    Title: Senior Vice President,
                                                     Chief Financial Officer



                                          THE BANK OF NEW YORK, as Trustee

Attest:


/s/ PAUL J. SCHMALZEL                     By: /s/ MARY JANE MORRISSEY
--------------------------                    -----------------------
Paul J. Schmalzel,                            Name:  Mary Jane Morrissey
Assistant Treasurer                           Title: Vice President

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